AMENDED AND RESTATED MEMBER CONTROL AGREEMENT FOR RED TRAIL ENERGY, LLC This is an Amended and Restated Member Control Agreement for Red Trail Energy, LLC, dated effective as of May 28, 2009 by and among Red Trail Energy, LLC, a North Dakota limited liability company, and the Persons named on the attached Schedule A. ARTICLE 1. DEFINITIONS 1.1 Defined Terms. The terms defined in this Article shall have the meanings given to them in this Article for purposes of this Agreement. Certain other capitalized terms in this Agreement may be defined elsewhere in this Agreement. All defined terms in this Agreement include the singular and the plural as the context indicates. 1.2 Agreement. “Agreement” means this Member Control Agreement as amended or restated. 1.3 Articles of Organization. “Articles of Organization” or “Articles” means the Articles of Organization for the Company filed with the North Dakota Secretary of State as amended or restated. 1.4 Board of Governors. “Board of Governors” or “Board” means the Board of Governors of the Company. 1.5 Capital Accounts. “Capital Accounts” mean the capital accounts required to be maintained by the Company for each Member as provided in this Agreement. 1.6 Code. “Code” means the Internal Revenue Code of 1986, as amended, and any comparable successor to such Code. All references to a section of the Code shall mean and include any subsequent amendment or replacement of such section. 1.7 Company. “Company” means Red Trail Energy, LLC. 1.8 Event of Termination. An “Event of Termination” means an event described in Section 13.1. 1.9 Financial Rights. “Financial Rights” mean a Person’s rights to share in income, gain, receipt, loss, deduction, credit and distribution as provided in this Agreement and any right to assign such rights. 1.10 Governance Rights. “Governance Rights” mean all of a Member’s rights as a Member in the Company except for Financial Rights or any right to assign Financial Rights. EXHIBIT 99.2

1.11 Governor. “Governor” or “Board member” means each natural person serving on the Board. Governors or Board members are collectively referred to as “Governors” or “Board members.” A Governor must be a Member of the Company, or an authorized representative of an entity member. 1.12 LLC Act. “LLC Act” means the North Dakota limited liability company act, as amended, and any comparable successor to such LLC Act. All references to a section of the LLC Act shall mean and include any subsequent amendment or replacement of such section. 1.13 Members. “Members” mean all Persons reflected in the required records of the Company as the owners of all or some Governance Rights of a Membership Interest. Members are individually referred to as a “Member.” A Person may be a Member without having voting rights, but a Person is not a Member if the Person’s Membership Interest consists only of Financial Rights. 1.14 Membership Interest. “Membership Interest” means the interest in the Company consisting of each Person’s Financial Rights and/or Governance Rights and any right such Person has to assign such Person’s Financial Rights and/or Governance Rights. The Membership Interests for all such Persons are collectively referred to as the “Membership Interests.” 1.15 Officer. “Officer” means the natural person elected, appointed, or otherwise designated as an Officer pursuant to this Agreement and the LLC Act, including the President and Treasurer. An Officer need not be a Member of the Company. An Officer is a “Manager” for purposes of the LLC Act. 1.16 Person. “Person” includes a natural person or a domestic or foreign limited liability company, corporation, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise, and any other legal or commercial entity. 1.17 Treasury Regulations. The “Treasury Regulations” mean the treasury regulations promulgated under the Code. 1.18 Units. “Units” are used to designate Membership Interests as provided in Article 4 of this Agreement. ARTICLE 2. SCOPE AND EFFECT OF AGREEMENT 2.1 Member Control Agreement. The Persons who are parties to this Agreement intend to make specific arrangements relating to the (i) formation, operations, ownership, governance, management, and dissolution of the Company; (ii) allocation of income, receipt, gain, loss, deduction, credit, and distribution; (iii) receipt of additional capital, admission of new Members and all valuation issues associated with the receipt of such additional capital and admission of Members; (iv) transfer or encumbrance, whether voluntary or involuntary, of Membership Interests; and (v) other matters related to the Company. This Agreement shall constitute a Member Control Agreement under Section 10-32-50 of the LLC Act. It is expressly intended that, during the entire term of this Agreement, the provisions of this Agreement shall supersede any provisions of the LLC Act, as they now exist or as may be subsequently amended or restated, that are inconsistent or conflict with the provisions of this Agreement to the maximum extent permitted by law. 2.2 Prior Agreements. This Agreement supersedes all prior agreements to which any or all of the parties to this Agreement are parties to the extent that such prior agreements are inconsistent with this Agreement. 2.3 Parties Subject to Agreement. This Agreement shall be binding on and inure to the benefit of the Company; each Person owning a Membership Interest; and their respective heirs, legal representatives, successors, and assigns. This Agreement is enforceable by and against Persons who are parties to this Agreement, and this Agreement is binding upon and enforceable against Persons who acquire an interest in a Membership Interest or in a contribution agreement having knowledge of the existence of this Agreement. A Person’s express agreement to be bound by this Agreement or any amendment or restatement of this Agreement may be evidenced by such Person or such Person’s legal representative either (i) signing this Agreement or such amendment or restatement, or any predecessor Member Control Agreement of the Company; (ii) signing a signature page to this Agreement or such amendment or restatement that references this Agreement and/or such amendment or restatement, or signing a signature page to any predecessor Member Control Agreement of the Company; or (iii) signing any other document, statement or instrument that evidences agreement to be a party to this Agreement and/or such amendment or restatement, or signing any other document, statement or instrument that evidences agreement to be a party to any predecessor Member Control Agreement of the Company. 2.4 Membership Interests Subject to Agreement. This Agreement shall apply to all Membership Interests of the Company which are now owned or hereafter acquired by or on behalf of any Person, whether by purchase, dividend, split, or other recapitalization, gift, devise, or any other means whatsoever. 2.5 Amendment of Agreement. The terms and provisions of this Agreement may be amended, restated or terminated only by the agreement of the Members holding at least 66.67% of the Units having Governance Rights entitled to vote, except as may be otherwise specifically provided in this Agreement, provided, however, in no event may this Agreement be amended to provide for less than unanimous consent to avoid dissolution under Section 13.2. Amending or restating this Agreement will not give rise to dissenters’ rights as provided in Section 10-32-54 of the LLC Act. 2.6 Enforcement of Agreement. If a Person violates the terms of this Agreement, the Company and/or any Member may take legal action against such Person or pursue an order compelling such Person to do something or restraining such Person from doing something. If a Person violates the terms of this Agreement, the Company and/or any Member will be entitled to recover from such Person reasonable attorney’s fees and costs incurred in connection with enforcing the terms of this Agreement. If a court deems any term of this Agreement to be overly broad, superseded by the LLC Act, or otherwise unenforceable or void, the court may modify and thereafter enforce the term and the balance of this Agreement to the fullest extent permitted by law, or sever such term if it cannot be so modified and enforce all of the other terms of this Agreement to the fullest extent permitted by law.

2.7 Arbitration. Any dispute arising out of or relating to this Agreement or the breach thereof (including fraud in the inducement) shall be discussed between the parties in a good-faith effort to arrive at a settlement. If such dispute cannot be resolved through discussion, such dispute shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules. The AAA Optional Rules for Emergency Measures of Protection shall also apply to the proceedings. The arbitration shall be conducted in Burleigh County, North Dakota by a single arbitrator. The costs of the arbitration, including the arbitrator’s compensation, shall be borne equally by the parties, except that the arbitrator shall have discretion to reallocate such costs. Each party shall bear its own attorneys’ fees. Judgment on the award may be entered in any court having jurisdiction thereof. ARTICLE 3. ORGANIZATION OF COMPANY 3.1 Formation of the Company. The Company is a limited liability company formed pursuant to the terms of the LLC Act except as otherwise provided in this Agreement, and the rights and liabilities of the Persons owning or holding Membership Interests, Governors and Officers are as provided under the LLC Act, except as otherwise provided in this Agreement. 3.2 Term of the Company. The Company shall exist perpetually until it is terminated in accordance with this Agreement and the LLC Act. 3.3 Indemnification. The Company shall indemnify each Member, Governor, Officer and agent of the Company in such manner, under such circumstances, and to such extent as permitted by Section 10-32-99 of the LLC Act. 3.4 Tax Matters. (1) Tax Status. The Company shall be classified and taxed as a partnership for federal and state income tax purposes except to the extent that the Company is to be disregarded as an entity for federal and state income tax purposes pursuant to applicable provisions of the Code. If the Company is disregarded for income tax purposes, the Company shall not be disregarded as a separate legal entity for any other purpose, including but not limited to, diminishing in any respect the LLC Act providing that a Person owning or holding Membership Interests, Governor, Officer or other agent of the Company is not, merely on account of such status, personally liable for the acts, debts, liabilities, or obligations of the Company. (2) Tax Matters Partner. Any “tax matters partner” of the Company required to be appointed by the Code shall be the Person selected by the Board that meets the qualifications of the Code and applicable Treasury Regulations. (3) Tax Elections. All elections permitted or required to be made for federal or state income tax purposes on behalf of the Company, including but not limited to, the election under Section 754 of the Code, and all revocations of such elections, shall be made by the Board. ARTICLE 4. MEMBERSHIP INTERESTS, UNITS AND REGISTRATION 4.1 Class of Membership Interests. The Company shall initially have one class of Membership Interests, having the Governance Rights and Financial Rights described in this Agreement. The Board may establish one or more additional classes or series of Units, designate each such additional class or series, and fix the relative rights and preferences of each such additional class or series. 4.2 Additional Classes of Membership Interests. Membership Interests of the Company of a different class or series than the existing Membership Interests may only be issued by the Board. 4.3 Units. The Company shall use Units to designate Membership Interests for purposes of allocating income, gain, receipt, loss, deduction, credit, and distribution; voting; and such other purposes as provided in this Agreement. (1) General. Each Unit shall represent Governance Rights consisting of one vote per Unit when a vote is permitted or required by this Agreement and the LLC Act and Financial Rights consisting of the right to the allocations of income, gain, receipt, loss, deduction and credit and the right to distributions as provided in the Agreement. (2) Assignment. If any Governance Rights or Financial Rights are separately assigned as provided in this Agreement, the Company shall reflect in the required records of the Company the number of Units designating Governance Rights and the number of Units designating Financial Rights. (3) Required Records. Ownership of Membership Interests and the Units designating Membership Interests, including the Governance Rights and Financial Rights, shall be as is reflected in the required records of the Company and shall be binding on the Company only to the extent so reflected. No transfer or assignment of Membership Interests, Governance Rights or Financial Rights and no designation of Units shall be effective until reflected in the required records of the Company and then only to the extent so reflected. The Company may request written evidence of any transfer or assignment in a form and content acceptable to the Company before reflecting any such transfer, assignment, or designation in the required records of the Company. Any allocations of income, gain, receipt, loss, deduction, credit, and distribution by the Company and votes made, in each case, in reliance on the Company’s required records shall acquit the Company of all liability to any Person who may have an interest in such allocations, distributions, or vote.

ARTICLE 5. CAPITAL AND OTHER ACCOUNTS 5.1 Required Capital Accounts. (1) Establishment and Operation of Accounts. The Company shall maintain a separate Capital Account for each Person owning a Membership Interest having Financial Rights in accordance with Section 704(b) of the Code and applicable Treasury Regulations. Each such Capital Account shall be (i) increased by the initial contribution made to the Company by such Person; (ii) increased by additional contributions, if any, made to the Company by such Person; (iii) decreased by distributions made from the Company to such Person; and (iv) otherwise adjusted as provided in this Agreement. (2) Maintenance of Accounts. The Capital Accounts shall be maintained in accordance with Section 704(b) of the Code and applicable Treasury Regulations. The Board may, notwithstanding any other provisions in this Agreement, alter the method by which Capital Accounts are maintained in order to comply with Section 704(b) of the Code and applicable Treasury Regulations. (3) Events Triggering Revaluation. The Board shall restate the value of the Capital Accounts (and by so doing the value of the old contributions) upon (i) any contribution made to the Company; (ii) any distribution from the Company that was not made in proportion to all Units; and (iii) the determination by the Board that a re-valuation is appropriate to maintain Capital Accounts in accordance with Section 704(b) of the Code and applicable Treasury Regulations. The Board may use any method it determines appropriate to revalue the Capital Accounts. If a contribution is made to the Company, absent any valuation method specifically adopted by the Board, the Capital Accounts shall be deemed to have been revalued by the Board such that, immediately after the receipt of such contribution, the value of each Capital Account for each Person owning a Membership Interest having Financial Rights will bear the same proportion to the value of all Capital Accounts for all Persons owning Membership Interests having Financial Rights as the number of such Person’s Units designating Financial Rights bears to all of the Units designating Financial Rights. It is intended that the methods of revaluation of Capital Accounts provided in this Section of the Agreement override Section 10-32-57 of the LLC Act including the revaluation of the old contributions. 5.2 Additional Accounts. The Company may maintain additional accounts for each Person owning a Membership Interest having Financial Rights to reflect the equity shown on the Company’s financial statements, to record such Person’s basis for income tax purposes, or for any other purpose.

5.3 No Interest; Effect of Balances. A positive balance in a Capital Account or any other account for a Person shall not bear interest; affect the allocation of income, gain, receipt, loss, deduction or credit to a Person; or entitle a Person to any distributions or other economic benefits. A negative balance in a Capital Account or any other account for a Person shall not constitute an obligation of such Person to the Company except as specifically provided in this Agreement or as such Person may otherwise specifically agree in writing. ARTICLE 6. ALLOCATIONS 6.1 General Allocations. All items of income, gain, receipt, loss, deduction, and credit of the Company for each fiscal year shall be allocated among all of the Persons owning Membership Interests having Financial Rights, and to such Person’s Capital Accounts, in the proportion that the total number of each Person’s Units having Financial Rights bears to all of the Units having Financial Rights. 6.2 Allocations for Income Taxes. The allocations in Section 6.1 apply with respect to allocations solely for income tax purposes except as provided in this Section 6.2. Allocations pursuant to this Section 6.2 shall not affect, or in any way be taken into account in computing, any Person’s Capital Account, right to vote, or allocable shares of income, gain, receipt, loss, deduction, credit or distribution as provided in any other Section of this Agreement. (1) Section 704(c). Income, gain, receipt, loss, deduction, and credit with respect to any property contributed to the Company shall, solely for income tax purposes, be allocated so as to take account of any variation between the adjusted basis of such property to the Company for income tax purposes and the value ascribed to such property in the Company’s books and records in accordance with Section 704(c) of the Code and applicable Treasury Regulations. In addition, if the Capital Accounts or any asset of the Company is revalued pursuant to the provisions of this Agreement or Section 704(b) of the Code and applicable Treasury Regulations, subsequent allocations of income, gain, receipt, loss, deduction, and credit for income tax purposes with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its adjusted value in the same manner as under Section 704(c) and applicable Treasury Regulations. Any elections or other decisions relating to such allocations shall be made by the Board. (2) Section 754. Any election by the Company under Section 754 of the Code to adjust the basis of the Company assets pursuant to Section 734 of the Code or Section 743 of the Code shall be made in the sole discretion of the Board. If such an election is made, allocations of Company items of income, gain, receipt, loss, deduction, and credit shall be made in a manner consistent with such allocation of items in accordance with Section 734 and/or Section 743 of the Code, as the case may be.

(3) Section 706(d). In the event of any changes in Membership Interests during a fiscal year, then for purposes of this Article 6, the Board shall take into account the requirements of Section 706(d) of the Code and shall have the right to select any method of determining the varying interests of the Persons owning Membership Interests of the Persons owning Membership Interests having Financial Rights during the year which satisfies Section 706(d) of the Code. ARTICLE 7. DISTRIBUTIONS 7.1 Distributions. (1) Interim Distributions. Subject to Section 10-32-64 of the LLC Act, distributions may be made from the Company at such times and in such amounts as determined from time to time by the Board to the Persons owning Membership Interests having Financial Rights in the proportion that the total number of each Person’s Units having Financial Rights bears to all of the Units having Financial Rights. It is intended that the method of allocating distributions provided in this Section overrides Section 10-32-60 of the LLC Act. (2) Terminating Distributions. Upon termination of the Company, assets of the Company, including proceeds from liquidation of the Company’s assets, shall be applied in the following order of priority: (a) To creditors of the Company, including Persons owning Membership Interests who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company other than liabilities for interim distributions or terminating distributions to Persons owning Membership Interests having Financial Rights. (b) To reasonable reserves, if any, deemed necessary by the Board to provide for the contingent liabilities of the Company. (c) To Persons owning Membership Interests having Financial Rights in the proportion of each Person’s positive Capital Account balance. It is intended that the method of allocating distributions provided in this Section overrides Section 10-32-131, subd. 1(c) of the LLC Act. 7.2 Liquidations. Notwithstanding anything herein to the contrary, the Board may provide for non-pro rata distributions in the event of a distribution that reduces the outstanding Membership Interests of a Person.

7.3 In Kind. Distributions from the Company may be in cash or in kind, but no Person shall have any right to demand and receive any distribution from the Company in any form other than cash. ARTICLE 8. ISSUANCE OF MEMBERSHIP INTERESTS AND UNITS; CONTRIBUTIONS 8.1 Issuance of Membership Interests and Units. The Board is authorized to accept contributions, issue, sell and deliver Membership Interests having Governance Rights and Financial Rights, Governance Rights only, or Financial Rights only, and, in each case, consisting of the class of Membership Interest that is then authorized to such Persons, at such times, and upon such terms and conditions as the Board shall determine. The Board shall establish a price in money or other consideration, or a minimum price, or a general formula or method by which the price of such Membership Interests shall be determined. The Board shall also fix the number of Units to designate such Membership Interests. There is no limitation on the number of Units used to designate such Membership Interests that may be so issued by the Board. If the Board does not specifically designate when issuing Membership Interests pursuant to this Agreement that such Membership Interest has Governance Rights and Financial Rights, Governance Rights only, or Financial Rights only, such Membership Interest shall be deemed to have both Governance Rights and Financial Rights for all purposes of this Agreement. 8.2 Issuance of Rights to Purchase. The Board is further authorized to enter into contribution agreements and contribution allowance agreements and to otherwise grant and issue rights to subscribe for, purchase, exchange securities for, or to convert securities into, Membership Interests having Governance Rights and Financial Rights, Governance Rights only, or Financial Rights only, and, in each case, consisting of the class of Membership Interest that is then authorized with such Persons, at such times, and upon such terms and conditions as the Board shall determine. The Board shall fix the terms, provisions and conditions of such agreements, including the price in money or other consideration, or a minimum price, or a general formula or method by which the price of the Membership Interests shall be determined or the exchange or conversion basis or the price at which such Membership Interests may be purchased or subscribed for. The Board shall also fix the number of Units to designate such Membership Interests. There is no limitation on the number of Units used to designate such Membership Interests that may be so issued by the Board. 8.3 Unit Dividends and Splits. The Board shall have the authority to declare and effect any dividend or split of any Units used to designate the class of Membership Interest of the Company that is then authorized in which the number of Units of such Membership Interests are increased or decreased ratably. 8.4 Valuation of Contributions. The Board shall value all non-monetary contributions made to the Company in exchange for Membership Interests. Whenever the Company accepts contributions, the Board shall also revalue the Capital Accounts as provided in Article 5 of this Agreement.

8.5 Preemptive Rights. No Member, merely because of such Member’s status as a Member or an owner of Units, shall have any preemptive rights to purchase any Units proposed to be sold or issued by the Company. Nothing in this Agreement shall limit the right of the Company to grant, by contract or otherwise, preemptive or first refusal rights to one or more Members. ARTICLE 9. ADMISSION OF MEMBERS 9.1 Admission Following Issuance of Membership Interest. If the Board issues Membership Interests having Governance Rights to a Person who is not then a Member, such Person shall be admitted as a Member as of the effective date that (i) such Person pays or is required to pay to the Company the amount the Board determines to be contributed to the Company in exchange for the Membership Interests to be issued to such Person, and (ii) such Person executes and delivers to the Company such Person’s agreement to be bound by this Agreement in such form and content as is acceptable to the Board. If the Board issues Membership Interests to a Person who is then a Member, such Person shall continue as a Member and shall be bound by this Agreement and such Membership Interests shall be automatically subject to this Agreement. Upon completion of any of such actions, the Company shall reflect the name and address of the Member; the nature and type of contribution; the type of Membership Interest, including the Governance Rights and Financial Rights; and the number of Units designating such Membership Interest in the required records of the Company as of such effective date. 9.2 Admission Following Transfer or Assignment. The following provisions apply to transferees or assignees of Membership Interests. (1) Assignment Which Includes Governance Rights. Any transferee or assignee of a Membership Interest having Governance Rights who is not already a Member may be admitted, subject to the affirmative approval of such transferee or assignee as a Member by the Board, as a Member with respect to such Membership Interest as of the effective date that such Person executes and delivers to the Company such Person’s agreement to be bound by this Agreement in such form and content as is acceptable to the Board. Any transferee or assignee of a Membership Interest in the Company who is already a Member shall continue as a Member and shall be bound by this Agreement and such Membership Interests shall be automatically subject to this Agreement. (2) Assignee of Only Financial Rights. Any Person who is not a Member but who is a transferee or assignee of a Membership Interest having only Financial Rights shall entitle such Person to receive, to the extent assigned, the share of the profits and losses and the distributions to which the assignor would otherwise be entitled but shall not entitle or empower such Person to become a Member, to exercise any Governance Rights, to receive any notices from the Company or to cause dissolution of the Company. (3) Reflection in Required Records. Upon completion of any such actions, the Company shall reflect in the required records of the Company the name and address of the transferee or assignee; the nature and extent of the transfer or assignment; the type of Membership Interest so transferred or assigned; whether the Governance Rights or Financial Rights or both were transferred or assigned; and the number of Units used to designate such Membership Interest. ARTICLE 10. MEMBERS 10.1 Voting. Each Member shall have one vote for each Unit having Governance Rights entitled to vote that is reflected in the name of such Member in the required records of the Company. It is intended that the method of voting by Members provided in this Section and throughout this Agreement is intended to override Section 10-32-40.1, subd. 5. At each meeting of the Members, every Member owning Units having Governance Rights entitled to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such Member. Procedures for notice, voting, and conduct of any meeting of Members shall be as provided in the Operating Agreement of the Company. ARTICLE 11. BOARD OF GOVERNORS 11.1 General Authority. The business and affairs of the Company shall be directed by a Board of Governors, which shall be composed of governors elected in the manner and shall operate in the manner provided in the Operating Agreement of the Company. ARTICLE 12. OFFICERS 12.1 General Authority. The business and affairs of the Company shall be managed by the Officers subject to the direction of the Board of Governors, which Officers shall operate in the manner provided in the Operating Agreement of the Company. ARTICLE 13. EVENTS TERMINATING MEMBERSHIP 13.1 Events of Termination. The continued membership of a Member in the Company is terminated upon the first to occur of any of the following events occurring with respect to a Member (each an “Event of Termination”):

(1) The Member’s death; (2) The Member’s retirement or resignation as a Member of the Company as defined in Section 10-32-30 of the LLC Act; (3) The redemption of such Member’s complete Membership Interest in the Company; (4) An assignment or a buyout of such Member’s Membership Interest that leaves such Member with no Governance Rights as provided in Sections 10-32-32 or 10-32-119 of the LLC Act; (5) The Member’s bankruptcy; (6) The dissolution of such Member that is a domestic or foreign limited liability company, corporation, partnership, limited partnership, joint venture, operation, business trust, estate, trust, enterprise, or any other legal or commercial entity; (7) A merger in which the Company is not the surviving organization; or (8) The occurrence of any other event that terminates the continued membership of the Member in the Company. 13.2 Effect of Event of Termination. If an Event of Termination occurs with respect to any Member, the following provisions shall apply: (1) Dissolution Avoidance Consent. An event that terminates the continued membership of a Member shall not cause the company to be dissolved unless it is the last or sole member of the Company. After the occurrence of an event, as provided in Section 13.1, that terminates the continued membership of another Member in the Company, each remaining Member may be asked to consent to the continuation of the Company as a legal entity without dissolution and to the continuation of its business, pursuant to the power set forth in Article V of the Articles of Organization of the Company. (2) Effect on Member. An Event of Termination does not give a Member a right to have such Member’s Membership Interest purchased except as specifically provided in this Agreement. The Membership Interest of such Member shall continue to have the same Governance Rights and Financial Rights as existed immediately prior to such Event of Termination except to the extent that such Event of Termination resulted in the redemption of such Membership Interest or the cancellation of such Membership Interest as in the event of a merger in which the Company is not the surviving organization.

(3) Effect on Transferee or Assignee. Any transferee or assignee of such Member’s Membership Interest having Governance Rights and Financial Rights or only Governance Rights may be admitted as a Member as provided in Article 9 of this Agreement; provided, if such Event of Termination occurs with respect to the last or sole Member of the Company, the legal representative of such Member shall be deemed to be admitted as a Member as of the effective date of such Event of Termination and shall be deemed to own the Membership Interest owned by such Member immediately prior to such Event of Termination, including all Governance Rights and Financial Rights, and, in such event, the Company shall not be dissolved as provided in Section 10-32-109 of the LLC Act. ARTICLE 14. TRANSFERS AND RESTRICTIONS REGARDING MEMBERSHIP INTERESTS 14.1 Permitted Transfer or Assignment. A Person may freely transfer or assign all or any portion of such Person’s Membership Interest, including Governance Rights and/or Financial Rights, under the following conditions: (1) by sale, gift, or devise to a spouse or child of such Person; (2) following the death, withdrawal, bankruptcy, divorce, separation, dissolution or termination of such Person; (3) by a Person and any related persons (as defined in Section 267(b) of the Code) in one or more transactions during any thirty (30) calendar day period of Membership Interests representing in the aggregate less than two percent (2%) of the total outstanding Membership Interests in the Company; (4) by a Person and any other Persons, acting together, of Membership Interests representing in the aggregate more than fifty percent (50%) of the total outstanding Membership Interests in the Company; (5) by transfer effected through a qualified matching service program; (6) or otherwise, subject to the restrictions set forth in this Agreement. The transferor or assignor of all or any such portion of such Membership Interest shall continue to be a Member of the Company to the extent such transferor or assignor retains a Membership Interest having Governance Rights, but shall cease to be the owner of the Governance Rights and/or Financial Rights transferred or assigned. The transferee or assignee of the Governance Rights and Financial Rights or only Governance Rights may be admitted as a Member as provided in Article 9 of this Agreement.

14.2 Conditions Precedent to Transfers. The Board of Governors, in its sole discretion, may elect not to recognize any transfer of Units unless and until the Company has received: (1) an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such transfer is properly registered or qualified under applicable state and federal securities laws and if, requested by the Company that such transfer will not cause the company to be treated as a publicly traded partnership; (2) such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the Company to effect such transfer, except that in the case of a transfer of units involuntarily by operation of law, the transfer shall be confirmed by presentation of legal evidence of such transfer, in form and substance satisfactory to the Company; (3) the transferor’s Unit certificate; (4) the transferee’s taxpayer identification number and sufficient information to determine the transferee’s initial tax basis in the interest transferred, and any other information reasonably necessary to permit the company to file all required federal and state tax returns and other legally required information statements or returns; and (5) other conditions on the transfer of units adopted by the Board from time to time as it deems appropriate, in its sole discretion. IN WITNESS WHEREOF, the Company and Members have executed this Agreement with all of the schedules referenced herein effective as of the date first above written. RED TRAIL ENERGY, LLC By:/s/ Mike Appert Its: Chairman

COUNTERPART SIGNATURE PAGE TO MEMBER CONTROL AGREEMENT FOR RED TRAIL ENERGY, LLC IN WITNESS WHEREOF, ______________________ has executed this Member Control Agreement of Red Trail Energy, LLC dated effective as of , 20__, as of _______________________, 20__.

SCHEDULE A TO MEMBER CONTROL AGREEMENT OF RED TRAIL ENERGY, LLC Number of Units With Full Name Addresses Governance and Financial Rights ULE BER TROL EE ENT F D AIL ERGY, a e dre ses u ber f nits ith ll overnance d i ancial i hts

FIRST AMENDMENT TO AMENDED AND RESTATED MEMBER CONTROL AGREEMENT THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED MEMBER CONTROL AGREEMENT FOR RED TRAIL ENERGY, LLC dated May 28, 2009 (the “Member Control Agreement”) is adopted and approved effective as of the 29th day of March , 2019, by the Members holding at least 66.67% of the Units having Governance Rights entitled to vote for Red Trail Energy, LLC (the “Company”), pursuant to Section 2.5 of the Member Control Agreement at a meeting of the Members at which quorum was present, as provided under the Amended and Restated Operating Agreement of the Company (the “Operating Agreement”). The Member Control Agreement is amended as follows: 1. Section 3.4 of the Member Control Agreement (Tax Matters) is removed in its entirety and is replaced by the following: 3.4 Tax Matters. (1) Tax Status. The Company shall be classified and taxed as a partnership for federal and state income tax purposes except to the extent that the Company is to be disregarded as an entity for federal and state income tax purposes pursuant to applicable provisions of the Code. If the Company is disregarded for income tax purposes, the Company shall not be disregarded as a separate legal entity for any other purpose, including but not limited to, diminishing in any respect the LLC Act providing that a Person owning or holding Membership Interests, Governor, Officer or other agent of the Company is not liable for the acts, debts, liabilities, or obligations of the Company. (2) Appointment. Chairman of the Board is hereby appointed as the “tax matters partner” (as defined in Code Section 6231 prior to its amendment by the Bipartisan Budget Act of 2015 (“BBA”)) (the “Tax Matters Member”) and the “partnership representative” (the “Partnership Representative”) as provided in Code Section 6223(a) (as amended by the BBA). The Tax Matters Member or Partnership Representative may resign at any time. The Tax Matters Member or Partnership Representative may be removed at any time by the Board. Upon resignation, death, or removal of the Tax Matters Member or Partnership Representative, the Board will select the successor Tax Matters Member or Partnership Representative. (3) Tax Examinations and Audits. The Tax Matters Member and Partnership Representative are each authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by any taxing authority, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees that such Member will not independently act with respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Tax Matters Member or Partnership Representative, which authorization may be withheld by the Tax Matters Member or Partnership Representative in its sole discretion. The Tax Matters Member or Partnership Representative has sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. (4) Income Tax Elections. Except as otherwise provided herein, each of the Tax Matters Member and Partnership Representative has the sole discretion to make any determination regarding income tax elections it deems advisable on behalf of the Company, including (1) the election out of the partnership audit procedures enacted under Section 1101 of the BBA (the “BBA Procedures”) for tax years beginning on or after January 1, 2018 pursuant to Code Section 6221(b) (as amended by the BBA); and (2) for any year in which applicable law and regulations do not permit the Company to elect out of the BBA Procedures, the election of the alternative procedure under Code Section 6226, as amended by Section 1101 of the BBA. (5) Tax Returns. Each Member agrees that such Member will not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return. (6) Survival of Obligations. The obligations of each Member or former Member under this Section survive the transfer or redemption by such Member of its Units and the termination of this Agreement or dissolution of the Company. Each Member acknowledges and agrees that, notwithstanding the transfer or redemption of all or a portion of its Membership Interest in the Company, it may remain liable for tax liabilities with respect to its allocable share of income and gain of the Company for the Company’s taxable years (or portions thereof) prior to such transfer or redemption. I, Jodi Johnson, do hereby certify that I am the duly elected, qualified, and acting Chief Executive Officer, and further certify that the above amendment was duly adopted by the Members holding at least 66.67% of the Units having Governance Rights entitled to vote for the Company in accordance with the provisions of the Member Control Agreement and Operating Agreement at the Annual Meeting of the Members on March 29, 2019. Red Trail Energy, LLC _________________________ By: Jodi Johnson Its: Chief Executive Officer /s/ Jodi Johnson